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                                                                    EXHIBIT 4.15



                          THIRD SUPPLEMENTAL INDENTURE


               Third Supplemental Indenture, dated as of January 6, 1998, by and among IXC Communications, Inc., a Delaware corporation (the "Company"), each of the Guarantors listed on the signature pages hereto (the "Guarantors") and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"), under the Indenture dated as of October 5, 1995, as amended by Amendment No. 1 to Indenture and Subsidiary Guaranty dated as of June 4, 1996 and as supplemented by the First Supplemental Indenture dated as of October 23, 1997 and the Second Supplemental Indenture dated as of December 22, 1997 among the Company, the Guarantors, and the Trustee (as amended and supplemented, the "Indenture") pursuant to which the Company's 12 1/2% Senior Notes due 2005 (the "Senior Notes") were issued. Capitalized terms used herein, but otherwise not defined herein, shall have the meanings given to such terms in the Indenture.

               WHEREAS, on August 2, 1996, the Company consummated its offer to exchange (the "Exchange Offer") any and all of its outstanding Series A Senior Notes for a like aggregate principal amount of Series B Senior Notes;

               WHEREAS, certain affiliates and other holders of the Series A Senior Notes (collectively the "Non-Exchanging Holders") were unable to or did not participate in the Exchange Offer;

               WHEREAS, at least one Non-Exchanging Holder has expressed a desire to exchange its Series A Senior Notes for Series B Senior Notes in a transaction outside of the Company's Exchange Offer;

               WHEREAS, pursuant to Section 2.01 of the Indenture, the Series B Senior Notes may be originally issued only in exchange for the Series A Senior Notes pursuant to the Exchange Offer;

               WHEREAS, the Boards of Directors of the Company and each of the Guarantors have determined that it is in the best interest of the Company and the Guarantors to authorize and approve an amendment to the Indenture in accordance with subparagraph (d) of Section 901 of the Indenture in order to allow the Company, upon request of a Holder of the Series A Senior Notes, to exchange the Series A Senior Notes for a like principal amount of new securities which are identical in all material respects to the Series B Senior Notes except that such new securities will not be registered pursuant to an effective registration statement under the Securities Act of 1933, as amended;

               WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company and the Trustee may amend or supplement the Indenture as provided herein without the consent of any Holder to make any change that does not adversely affect the legal rights thereunder of any Holder of the Senior Notes;



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               WHEREAS, all acts and proceedings required by law, the Indenture and the charter documents of the Company necessary to constitute this Third Supplemental Indenture as a valid and binding agreement for the uses and purposes herein set forth, in accordance with its terms, have been done and taken; and the execution and delivery of this Third Supplemental Indenture by the Company and each of the Guarantors have been in all respects duly authorized; and

               WHEREAS, the Company has furnished the Trustee with (i) an Officers' Certificate and an Opinion of Counsel stating that the conditions precedent to the execution by the Trustee of this Third Supplemental Indenture have been satisfied, (ii) resolutions of the Company and each of the Guarantors authorizing the execution of the Third Supplemental Indenture, and (iii) a request of the Company.

               NOW, THEREFORE, each party hereto, for the equal and proportionate benefit of the other parties hereto and the Holders, is executing and delivering this Third Supplemental Indenture.

        Section 1. Amendment of Section 2.01 of the Indenture. The third paragraph of Section 2.01 of the Indenture is hereby amended to read in its entirety as follows:

               "All Senior Notes which shall be issued and authenticated on the date of this Indenture shall be designated as the 12.50% Series A Senior Notes due 2005 of the Company. The Series B Senior Notes shall be designated as the 12.50% Senior Series B Notes due 2005 of the Company and shall be identical in all material respects to the Series A Senior Notes (except that the Series B Senior Notes will not contain the legend set forth in Section 2.06(g)(i) manifesting the transfer restrictions). The Series B Senior Notes shall be originally issued only in exchange for the then outstanding Series A Senior Notes tendered at the option of the Holders thereof pursuant to the Exchange Offer. Notwithstanding anything in this Indenture to the contrary, upon request of a Holder of Series A Senior Notes, the Company, in exchange for a like principal amount of Series A Senior Notes, may issue new securities to such Holder which are identical in all material respects to the Series B Senior Notes except that such new securities will not be registered pursuant to an effective registration statement under the Securities Act, and shall contain the legend set forth in Section 2.06(g)(i) manifesting such transfer restrictions."

        Section 2. Amendment of Section 2.02 of the Indenture. Section 2.02 of the Indenture is hereby amended to add a sixth paragraph to the end of Section
2.02 to read in its entirety as follows:

               "Notwithstanding anything in this Indenture to the contrary, the authority of the Trustee to authenticate Senior Notes includes the authority




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        to authenticate Series B Senior Notes to be issued in an exchange for a like principal amount of Series A Senior Notes pursuant to the Exchange Offer or otherwise in accordance with Section 2.01 hereof."

        Section 3. Amendment of Section 4.09 of the Indenture. Paragraph (vii) of the second sentence of Section 4.09 of the Indenture is hereby amended to read in its entirety as follows:

               "(vii) the issuance of the Series B Senior Notes in connection with the Exchange Offer or otherwise in accordance with Section 2.01 hereof."

        Section 4. Miscellaneous.

                a. Effect of Third Supplemental Indenture. Upon the execution and delivery of this Third Supplemental Indenture by the Company, the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Senior Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

                b. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

                c. Ratification of Indenture. As amended by this Third Supplemental Indenture, the Indenture is in all respects ratified and confirmed and, as so supplemented by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                d. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Third Supplemental Indenture is in all respects confirmed and preserved.

                e. Conflict with Trust Indenture Act. If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Third Supplemental Indenture, the provision of the TIA shall control. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Third Supplemental Indenture, as the case may be.

                f. Severability. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                g. Headings. The Section headings of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Third Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.




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                h. Benefits of Third Supplemental Indenture, etc. Nothing in
this Third Supplemental Indenture or the Senior Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Senior Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Third Supplemental Indenture or the Senior Notes.

                i. Successors. All agreements of the Company and in this Third Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

                j. The Trustee. In entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee. The Trustee shall not be responsible in any manner whatsoever for the recitals of fact herein, all of which are made by the Company and the Guarantors.

                k. Governing Law. The internal law of the State of New York shall govern and be used to construe this Third Supplemental Indenture without regard to principals of conflict of laws thereof.

                l. Events of Default. To the extent provisions of the Indenture have been deleted by this Third Supplemental Indenture, the Company is hereby relieved of its obligations under such provisions and such provisions shall not hereafter give rise to a Default or an Event of Default. To the extent provisions of the Indenture have been amended by this Third Supplemental Indenture, a Default or an Event of Default may arise hereafter under such provisions only as amended.

                m. The Effective Date. This Third Supplemental Indenture shall become a legally effective and binding instrument upon the execution and delivery hereof by all parties hereto.

                n. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same agreement.




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        IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be executed by their respective officers, thereunto duly authorized and attested, all as of the day and year first above written.


                                      "Company"

Attest:                               IXC COMMUNICATIONS, INC.,


By:     /s/ Jeffrey C. Smith          By:     /s/ James F. Guthrie
      -------------------------------       ------------------------------------
Name:   Jeffrey C. Smith              Name:   James F. Guthrie
Title:  Senior Vice President,        Title:  Executive Vice President and Chief
        General Counsel and Secretary         Financial Officer

                                      "Guarantors"
                                      ATLANTIC STATES MICROWAVE
                                         TRANSMISSION COMPANY
                                      CENTRAL STATES MICROWAVE
                                         TRANSMISSION COMPANY
                                      TELCOM ENGINEERING, INC.
                                      TOWER COMMUNICATION SYSTEMS CORP.
                                      WEST TEXAS MICROWAVE COMPANY
                                      WESTERN STATES MICROWAVE
                                         TRANSMISSION COMPANY
                                      RIO GRANDE TRANSMISSION, INC.
                                      IXC CARRIER, INC.
                                      IXC LONG DISTANCE, INC.
                                      LINK NET INTERNATIONAL, INC.
                                      IXC INTERNATIONAL, INC.
Attest:                               IXC INTERNET SERVICES, INC.



By:     /s/ Jeffrey C. Smith          By:     /s/ James F. Guthrie
      -------------------------------       ------------------------------------
Name:   Jeffrey C. Smith              Name:   James F. Guthrie
Title:  Senior Vice President,        Title:  Executive Vice President and Chief
        General Counsel and Secretary         Financial Officer






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                                      "Trustee"


Attest:                               IBJ SCHRODER BANK & TRUST
                                      COMPANY


By:     /s/ Barbara McCluskey         By:     /s/ Terence Rawlins
      -------------------------------       ------------------------------------
Name:   Barbara McCluskey             Name:   Terence Rawlins
Title:  Assistant Secretary           Title:  Assistance Vice President



























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